Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2010 with respect to the consolidated financial statements and schedule of ATS Corporation included in the Annual Report of ATS Corporation on Form 10-K for the year ended December 31, 2009 which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

McLean, Virginia
February 1, 2011